                                 EXHIBIT (1)(g)

                           THE RIVERFRONT FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO
                            ARTICLES OF INCORPORATION

         THE RIVERFRONT FUNDS, INC., a Maryland corporation (hereinafter, the "Corporation") having its principal office in Maryland at 32 South Street, Baltimore, Maryland, 21202-3422, c/o The Corporation Trust Incorporated, hereby certifies to the State Department of Assessments and Taxation of Maryland as follows:

         FIRST: The Articles of Incorporation of the Corporation are hereby amended as follows:

         ARTICLE VI, Section (a) of the Articles of Incorporation is hereby amended by deleting the following language:

         (a) The total number of shares of capital stock which the Corporation shall have the authority to issue is Three Billion (3,000,000,000) shares of the par value of $.001 per share. There shall initially be four series of shares, designated as "The Riverfront Ohio Tax-Free Bond Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront U.S. Government Income Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront Income Equity Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront U.S. Government Securities Money Market Fund," consisting of Seven Hundred Fifty Million (750,000,000) shares, and additional series designated as "The Riverfront Flexible Growth Fund," consisting of Two Hundred Fifty Million (250,000,000) shares and "The Riverfront Stock Appreciation Fund," consisting of Two Hundred Fifty Million (250,000,000) shares (such series and any further series of shares from time to time created by the Board of Directors being referred to individually herein as a "series"). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock of any class or series that the Corporation shall have authority to issue without any action by the shareholders, but the number of shares of any class or series shall not be decreased by the Board of Directors below the number of shares then outstanding.

         and inserting in lieu thereof the following language:

         (a) The total number of shares of capital stock which the Corporation shall have the authority to issue is Three Billion (3,000,000,000) shares of the par value of $.001 per share. There shall initially be four series of shares, designated as "The Riverfront Ohio Tax-Free Bond Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront

         U.S. Government Income Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront Income Equity Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, "The Riverfront U.S. Government Securities Money Market Fund," consisting of Seven Hundred Fifty Million (750,000,000) shares, and additional series designated as "The Riverfront Flexible Growth Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, and "The Riverfront Stock Appreciation Fund," consisting of Two Hundred Fifty Million (250,000,000) shares, and "The Riverfront Large Company Select Fund," consisting of Two Hundred Fifty Million (250,000,000) shares (such series and any further series of shares from time to time created by the Board of Directors being referred to individually herein as a "series"). The Board of Directors of the Corporation is hereby empowered to increase or decrease, from time to time, the total number of shares of capital stock of any class or series that the Corporation shall have authority to issue without any action by the shareholders, but the number of shares of any class or series shall not be decreased by the Board of Directors below the number of shares then outstanding.

         ARTICLE VI of the Articles of Incorporation is hereby further amended by deleting the following language:

         (f) On the effective date of the amendment to this Article, One Hundred Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Flexible Growth Fund series and The Riverfront Stock Appreciation Fund series, and Seven Hundred Fifty Million (750,000,000) shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby designated as a class of shares called Investor A Shares and One Hundred Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Flexible Growth Fund series and The Riverfront Stock Appreciation Fund series, and no shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby further designated as a class of shares called Investor B shares. The Investor A Shares and Investor B Shares represent interests in the same investment portfolio of each series. Investor A Shares and Investor B Shares shall be subject to all provisions of Article SIXTH hereof relating to the capital stock of the Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

         and inserting in lieu thereof the following language:

         (f) One Hundred Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Flexible Growth Fund series, The Riverfront Stock Appreciation Fund series and The Riverfront Large Company Select Fund series, and Seven Hundred Fifty Million (750,000,000) shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby designated as a class of shares called Investor A Shares and One Hundred Twenty-Five Million (125,000,000) shares of each of The Riverfront Ohio Tax-Free Bond Fund series, The Riverfront U.S. Government Income Fund series, The Riverfront Income Equity Fund series, The Riverfront Flexible Growth Fund series, The Riverfront Stock Appreciation Fund series and The Riverfront Large Company Select Fund series, and no shares of The Riverfront U.S. Government Securities Money Market Fund series, are hereby further designated as a class of shares called Investor B shares. The Investor A Shares and Investor B Shares represent interests in the same investment portfolio of each series. Investor A Shares and Investor B Shares shall be subject to all provisions of Article SIXTH hereof relating to the capital stock of the Corporation generally and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, except as follows:

         SECOND: The Board of Directors of the Corporation has adopted unanimously a resolution, by means of an unanimous written Actions By Directors dated October 14, 1996, declaring the foregoing amendment to the Articles of Incorporation advisable.

         THIRD: The unissued stock of the Corporation has been classified or reclassified by the Board of Directors of the Corporation under the authority contained in Article VI, Section (a) of the Corporation's Articles of Incorporation and under the authority of Section 2-208 of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, THE RIVERFRONT FUNDS, INC. has caused these Articles Supplementary to be signed, in its name and on its behalf, by its President and witnessed by its Secretary this 14th of October, 1996.

                                                  THE RIVERFRONT FUNDS, INC.

                                                  By: /s/ STEPHEN G. MINTOS
                                                     --------------------------
                                                        Stephen G. Mintos
                                                        President

ATTEST:

/s/ JAMES A. WHITE
-----------------------------
James A. White
Secretary

The undersigned, President of The Riverfront Funds, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.
                                                  /s/ STEPHEN G. MINTOS
                                                  ------------------------------
                                                  Stephen G. Mintos
                                                  President